UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2005

TEXAS UNITED BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-49928	75-2768656
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 W. Colorado Street La Grange, Texas	78945
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (979) 968-8451

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with a review and assessment by the management of Texas United Bancshares, Inc. (the “Company”) of the classification and recording of mortgage loan origination fees on loans held for sale, management of the Company, in consultation with its independent registered public accounting firm, BKD, LLP, determined that the Company did not correctly classify mortgage loan origination fees on loans originated with the intent to sell in its consolidated statements of earnings for the six months ended June 30, 2005 and 2004, the three months ended March 31, 2005 and 2004 and the years ended December 31, 2004, 2003 and 2002.

For the six months ended June 30, 2005, the Company reported mortgage loan origination fees on loans held for sale originated by State Bank and Community Home Loan (“CHL”), subsidiaries of the Company, as interest income. For all periods prior to the six months ended June 30, 2005, the Company reported mortgage loan origination fees on loans held for sale originated by State Bank as interest income and reported mortgage loan origination fees on loans held for sale originated by CHL (since its acquisition in February 2004) as noninterest income. The Company has determined that these mortgage loan origination fees on loans held for sale originated by both State Bank and CHL should be recorded as noninterest income.

As a result of this determination, the Company’s management concluded on September 29, 2005 that the Company’s previously issued consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and the interim consolidated financial statements included in the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005 should no longer be relied upon with respect to the matters described herein.

The Company intends to file an amended Annual Report on Form 10-K/A for the year ended December 31, 2004 and amended Quarterly Reports on Form 10-Q/A for each of the quarters ended March 31, 2005 and June 30, 2005 containing a corrected consolidated statement of earnings for each applicable period. The correction will not impact net earnings or earnings per share. Further, the correction will have no effect on the Company’s consolidated balance sheets or consolidated statement of shareholders’ equity.

Management of the Company and the Audit Committee of the Board of Directors have discussed the matters disclosed in this Current Report on Form 8-K with BKD, LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS UNITED BANCSHARES, INC.
(Registrant)

Dated: October 5, 2005	By:	/s/ Jeffrey A. Wilkinson
Jeffrey A. Wilkinson
Chief Financial Officer